Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and the Chief Financial Officer of Global WholeHealth Partners Corp., certifies that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2022 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Global WholeHealth Partners Corp. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: July 20, 2022	/s/ Rene Alvarez Rene Alvarez Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

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